As filed with the Securities and Exchange Commission on May 17 , 2019

Registration No. 333- 224464

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-0760120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
(201) 847-6800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BECTON DICKINSON EURO FINANCE S.À R.L.
(Exact Name of Registrant as Specified in Its Charter)

Luxembourg	98-1490379
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

412F, route d’Esch
L-1471 Luxembourg
+352.27.36.54.42.9
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Samrat S. Khichi, Esq.
Executive Vice President and General Counsel
Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
(201) 847-6800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Ryan J. Dzierniejko , Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “ accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Becton, Dickinson and Company:
Common Stock, $1.00 par value	20,408(1)	(1)	(1)	(1)
Common Stock, $1.00 par value	420,867(2)	(2)	(2)	(2)
Common Stock, $1.00 par value	(3)	(3)(4)	(3)(4)	(5)
Preferred Stock, $1.00 par value	(3)	(3)(4)	(3)(4)	(5)
Depositary Shares	(3)	(3)(4)	(3)(4)	(5)
Debt Securities	(3)	(3)(4)	(3)(4)	(5)
Warrants to purchase Common Stock and Debt Securities	(3)	(3)(4)	(3)(4)	(5)
Purchase Contracts	(3)	(3)(4)	(3)(4)	(5)
Units	(3)	(3)(4)	(3)(4)	(5)
Guarantees of Debt Securities of Becton Dickinson Euro Finance S.à r.l.	(6)	N/A	N/A	(6)
Becton Dickinson Euro Finance S.à r.l.:
Debt Securities	(3)	(3)(4)	(3)(4)	(5)

(Footnotes continued on next page)

(Continued from previous page)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, as amended (the “Securities Act”), this registration statement includes 20,408 shares of unsold common stock, par value $1.00, that may be issued under the CareFusion Corporation 2009 Long-Term Incentive Plan, which plan was assumed by Becton, Dickinson and Company (“BD”) in connection with its acquisition of CareFusion Corporation. The shares of unsold common stock previously were registered on Registration Statement No. 333-183059 (the “Prior Registration Statement”), as supplemented by BD’s prospectus supplement filed on March 17, 2015, and subsequently on Registration Statement No. 333-206020 (the “Expiring Registration Statement”), as supplemented by BD’s prospectus supplement filed on July 31, 2017. In connection with the registration of such unsold shares of common stock on the Expiring Registration Statement, BD paid filing fees of $1,741.03, which fees were applied from the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the remaining portion of the registration fee previously paid in connection with the registration of such unsold shares of common stock shall continue to apply to the unsold securities, and no additional filing fee in respect of such unsold securities is due hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the Expiring Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement also includes 420,867 shares of unsold common stock, par value $1.00, that may be issued under BD’s 2004 Employee and Director Equity-Based Compensation Plan in substitution for certain outstanding C. R. Bard, Inc. equity awards, granted by BD in connection with its acquisition of C. R. Bard, Inc. The shares of unsold common stock previously were registered on the Expiring Registration Statement, as supplemented by BD’s prospectus supplement filed on December 29, 2017. In connection with the registration of such unsold shares of common stock on the Expiring Registration Statement, BD paid filing fees of $2,566.28. Pursuant to Rule 415(a)(6) under the Securities Act, the remaining portion of the registration fee previously paid in connection with the registration of such unsold shares of common stock shall continue to apply to the unsold securities, and no additional filing fee in respect of such unsold securities is due hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the Expiring Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(3)	Omitted pursuant to Form S-3 General Instruction II.E.
(4)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate offering price and number or amount of common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, units and guarantees of BD and debt securities of Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”) is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on conversion, exchange, exercise or settlement of other securities.
(5)	In accordance with Rule 456(b) and Rule 457(r), each under the Securities Act, BD and Becton Finance are deferring payment of all of the registration fee.
(6)	BD will fully and unconditionally guarantee the obligations of Becton Finance under its debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-224464) (the “Registration Statement”) of Becton, Dickinson and Company (“BD”). This Post-Effective Amendment No. 1 is being filed for the purpose of: (i) amending and restating the base prospectus of BD that forms a part of the Registration Statement to (a) add Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”), an indirect wholly-owned subsidiary of BD, as a registrant and register debt securities of Becton Finance, (b) add guarantees by BD of the debt securities of Becton Finance pursuant to Rule 413(b) under the Securities Act, and (c) to update certain other information in such base prospectus and in Part II of the Registration Statement; and (ii) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

BECTON, DICKINSON AND COMPANY

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

BECTON DICKINSON EURO FINANCE S.À R.L.

DEBT SECURITIES
fully and unconditionally guaranteed by Becton, Dickinson and Company

Becton, Dickinson and Company (“BD”) may offer, issue and sell from time to time, in one or more offerings, common stock, preferred stock, depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities.

Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”) may offer, issue and sell from time to time, in one or more offerings, its debt securities, which will be fully and unconditionally guaranteed by BD.

This prospectus describes some of the general terms that may apply to the securities to be offered. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.

BD’s common stock is listed on the New York Stock Exchange under the trading symbol “BDX.” If the applicable issuer of the securities to be offered decides to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where the applicable issuer has made an application for listing, if any.

Investing in these securities involves certain risks. Please refer to the “ Risk Factors ” section beginning on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.

None of the Securities and Exchange Commission , the Luxembourg financial sector supervisory authority (the Commission de Surveillance du Secteur Financier ) or any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17 , 2019

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, BD may, from time to time, in one of more offerings, sell any combination of its common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, and Becton Finance may, from time to time, in one or more offerings, sell debt securities fully and unconditionally guaranteed by BD.

This prospectus provides you with a general description of the securities that the issuers may offer. Each time an issuer uses this prospectus to sell securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, in any supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, in any supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its subsidiaries, including Becton Finance, except where it is made clear that the terms mean Becton, Dickinson and Company or Becton Finance only. The term “Becton Finance” refers to Becton Dickinson Euro Finance S.à r.l. only. The common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units of BD and the debt securities of Becton Finance and guarantees thereof by BD are collectively referred to as “securities” and each of BD and Becton Finance is referred to as an “issuer,” and they are collectively referred to as “issuers,” in this prospectus.

i

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BECTON, DICKINSON AND COMPANY

BD is a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. BD provides customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes. BD works in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.

BD was incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. BD’s executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and BD’s telephone number is (201) 847-6800. BD’s Internet website is www.bd.com. The information provided on BD’s Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.

BECTON DICKINSON EURO FINANCE S.À R.L.

Becton Finance is a private limited liability company (société à responsabilité limitée) organized on April 23, 2019 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B234229. Becton Finance’s registered office is at 412F, route d’Esch, L-1471 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352.27.36.54.42.9.

All of the shares of Becton Finance are owned indirectly by BD.

Becton Finance’s principal activities include debt issuance and intercompany group financing and it has no subsidiaries. Becton Finance holds no material assets and does not engage in any other business activities or operations.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

BD files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access BD’s SEC filings, including the registration statement (of which this prospectus forms a part) and the exhibits and schedules thereto.

Pursuant to Rule 3-10(b) of Regulation S-X (“Rule 3-10(b)”), this prospectus does not contain or incorporate by reference separate financial statements for Becton Finance because Becton Finance is a subsidiary of BD that is 100% owned by BD, and BD files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Becton Finance is a “finance subsidiary” of BD as defined in Rule 3-10(b) with no independent function other than financing activities. The financial condition, results of operations and cash flows of Becton Finance are consolidated in the financial statements of BD.

The SEC allows BD to “incorporate by reference” the information BD files with them, which means that BD can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that BD files later with the SEC will automatically update and supersede this information. BD incorporates by reference the documents listed below and any future filings BD makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus until the termination of the offering under this prospectus and any applicable supplement:

(a)	BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018;
(b)	the portions of BD’s Proxy Statement on Schedule 14A for its 2019 annual meeting of stockholders filed with the SEC on December 3, 2018 that are incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended September 30, 2018;
(c)	BD’s Quarterly Reports on Form 10-Q for the three months ended December 31, 2018 and March 31, 2019;

(d)	BD’s Current Reports on Form 8-K filed with the SEC on October 3, 2018 and January 24, 2019; and
(e)	the description of BD’s common stock, par value $1.00 per share, contained in its registration statement on Form 8-A filed with the SEC, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of BD’s filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to BD’s Internet website at www.bd.com. BD’s Internet website address is provided as an inactive textual reference only. The information provided on BD’s Internet website is not part of this prospectus and, therefore, is not incorporated herein by reference.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate,” “pro forma” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are, and will be, based on BD’s management’s then-current views and assumptions regarding future events, developments and operating performance and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in BD’s period reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information and Incorporation by Reference.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes of BD, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that the issuers may offer and sell from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK OF BECTON, DICKINSON AND COMPANY

General

As used in this “Description of Capital Stock of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

The following description of BD’s capital stock is based upon our restated certificate of incorporation, our by-laws and applicable provisions of law. We have summarized certain portions of our restated certificate of incorporation and by-laws below. The summary is not complete. Our restated certificate of incorporation and by-laws are incorporated by reference in the registration statement for these securities, of which this prospectus forms a part, that we have filed with the SEC. You should read the restated certificate of incorporation and by-laws for the provisions that are important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.

We have 640,000,000 shares of authorized common stock, $1.00 par value per share, of which 269,731,903 shares were outstanding as of March 31, 2019. We also have 5,000,000 shares of authorized preferred stock, $1.00 par value per share, of which we had outstanding 2,475,000 shares of our 6.125% Mandatory Convertible Preferred Stock, Series A, liquidation preference $1,000 per share.

Our by-laws also provide that only the Chairman of the Board, the Chief Executive Officer, the President, the board of directors or shareholders who collectively own 25% or more of the voting power of BD’s outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We will pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.

Voting

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.

Fully Paid

Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the applicable prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•	the voting rights of the preferred stock;
•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our restated certificate of incorporation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of amendment as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our restated certificate of incorporation and by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Restated Certificate of Incorporation and By-laws

We currently have the following provisions in our restated certificate of incorporation and by-laws which could be considered “anti-takeover” provisions:

•	an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;
•	providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;
•	providing a statement that special meetings of our shareholders may only be called by the Chairman of our board of directors, the Chief Executive Officer, the President or our board of directors, or on request in writing of shareholders of record owning 25% or more of the voting power of our outstanding capital stock entitled to vote;

•	allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
•	granting our board of directors the authority to amend and repeal our by-laws without a stockholder vote; and
•	permitting a majority of our board of directors to fix the number of directors.

These provisions may have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of the New Jersey Shareholders Protection Act

We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined broadly to include, among other things:

•	the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,
•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or
•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES OF BECTON, DICKINSON AND COMPANY

As used in this “Description of Depositary Shares of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

BD may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

DESCRIPTION OF DEBT SECURITIES OF BECTON, DICKINSON AND COMPANY

As used in this “Description of Debt Securities of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

The following description sets forth general terms and provisions of the debt securities that BD may offer. The applicable prospectus supplement will describe the particular terms of the debt securities being offered and the extent to which these general provisions may apply to those debt securities.

The debt securities will be issued under the indenture, dated March 1, 1997, between us and The Bank of New York Mellon Trust Company, N. A., as trustee. A copy of the indenture is filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.

General

The debt securities covered by this prospectus will be our senior unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities we can issue. The indenture provides that debt securities may be issued thereunder from time to time in one or more series.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the debt securities of the series;
•	any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;
•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•	if other than as provided in the indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;
•	whether we have a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require us to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;
•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•	whether we have an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that we may have to redeem those debt securities rather than pay the additional amounts;
•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;

•	the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;
•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”; and
•	any other terms of the debt securities of the series.

The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at our option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.

Consolidation, Merger and Sale of Assets

Under the indenture, we have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets as an entirety unless:

•	we are the surviving person; or
•	the surviving person is a corporation organized and validly existing under the laws of the United States of America or any U.S. State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the debt securities and under the indenture; and
•	immediately before and after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving corporation will succeed to, and be substituted for, and may exercise every right and power that we have under the indenture and under the debt securities.

Events of Default

The following are “events of default” under the indenture with respect to debt securities of any series:

•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any other obligation contained in the indenture, which default continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;
•	specified events of bankruptcy, insolvency or reorganization of our company for the benefit of our creditors; or

•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:

•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

We are required to furnish to the trustee annually an Officers’ Certificate as to our compliance with all conditions and covenants under the indenture. We must notify the trustee within five days of any default or event of default.

The indenture provides that the trustee will, within 60 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. By “default” we mean any event which is, or after notice or passage of time would be, an event of default.

The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Subject to the further conditions contained in the indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:

•	in the payment of the principal of, or interest on, any debt security of that series; or
•	in respect of a covenant or provision of such indenture which cannot under the terms of the indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.

Covenants

We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. Unless we state otherwise in the applicable prospectus supplement , the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. We have provided the definitions to define the capitalized words used in describing the covenants.

Definitions

“Attributable Debt” means, with respect to a lease which we or any Restricted Subsidiary is at any time liable as a lessee, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as we determine in good faith, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Consolidated Net Tangible Assets” with respect to any Person means the total amount of such Person and the Subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting funded debt by reason of being renewable or extendible),

(ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries.

“Funded Debt” means all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability.

“ Principal Property ” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by us or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets of BD, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any subsidiary that substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and by one or more other subsidiaries.

Restrictions on Secured Debt

If we or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, we will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if we choose, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt. However, we may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all our and our Restricted Subsidiaries’ Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and we will exclude from our calculation of secured debt for the purposes of this restriction, debt secured by:

•	mortgages existing on properties on the date of the indenture,
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages,
•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary,
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,
•	mortgages in favor of us or a Restricted Subsidiary,
•	mortgages in connection with the issuance of tax-exempt industrial development bonds,
•	mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and
•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

Restrictions on Sale and Leasebacks

We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:

•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•	we or our Restricted Subsidiaries could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;
•	within 120 days after the sale or transfer, we designate an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•	we or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, have expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event we or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions between us and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary.

Modification and Waiver

Under the indenture we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:

•	evidence the succession of another corporation to our company and the assumption of our covenants by that successor,
•	provide for a successor trustee with respect to the debt securities of all or any series,
•	establish the forms and terms of the debt securities of any series,
•	provide for uncertificated or unregistered debt securities, or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the indenture.

We and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of holders of debt securities under the indenture. However, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:

•	change the stated maturity date of any installment of principal of, or interest on, any debt security,
•	reduce the principal amount of, or the rate of interest on, any debt security,
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision,
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity,

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security,
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture,
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default,
•	waive a default in the payment of principal of, or interest on, any debt security,
•	change any of our obligations to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon us, or
•	change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless the terms of the debt securities of any series provide otherwise, we may elect either:

•	to defease and be discharged from any and all obligations with respect to
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•	to be released from our obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon (or, with respect to defeasance of debt securities payable later than one year from the date of defeasance, on the 91st  day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.

As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, we must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

We may exercise either defeasance option with respect to the debt securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.

Governing Law

The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York.

The Trustee

We maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers we use in connection with our share repurchase program.

DESCRIPTION OF WARRANTS OF BECTON, DICKINSON AND COMPANY

As used in this “Description of Warrants of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

BD may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of the general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS OF BECTON, DICKINSON AND COMPANY

As used in this “Description of Purchase Contracts of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

BD may issue purchase contracts for the purchase or sale of:

•	debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;
•	currencies; or
•	commodities.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS OF BECTON, DICKINSON AND COMPANY

As specified in the applicable prospectus supplement, BD may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or preferred stock or any combination of these securities, or securities of other entities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEBT SECURITIES OF BECTON DICKINSON EURO FINANCE S.À R.L.

The following description sets forth general terms and provisions of the debt securities that Becton Finance may offer and guarantees thereof by BD (in its role as guarantor under the Finance Indenture (as defined below), the “Guarantor”). The applicable prospectus supplement will describe the particular terms of the debt securities and guarantees thereof being offered and the extent to which these general provisions may apply to those debt securities.

The debt securities of Becton Finance are to be issued under the indenture, dated May 17, 2019 (the “Finance Indenture”), among Becton Finance, BD, as guarantor, and The Bank of New York Mellon Trust Company, N. A., as trustee. The Finance Indenture has been filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the Finance Indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies. When used under this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the terms “debt security” and “debt securities” refer to the debt securities issued under the Finance Indenture.

General

The debt securities of Becton Finance covered by this prospectus will be Becton Finance’s direct, senior and unsecured obligations and will be pari passu in right of payment with all of Becton Finance’s other senior and unsecured obligations outstanding from time to time. The Guarantor will fully and unconditionally guarantee (1) the full and punctual payment, when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Becton Finance under the finance indenture and the debt securities issued thereunder and (2) the full and punctual performance within applicable grace periods of all other obligations of Becton Finance under the Finance Indenture and the debt securities issued thereunder. Each guarantee of debt securities will be a senior unsecured obligation of the Guarantor and will be pari passu in right of payment with all of its current and future senior unsecured indebtedness unless otherwise provided in a prospectus supplement. The guarantee provides that a holder of a debt security of Becton Finance may initiate action against the Guarantor to enforce the guarantee without first proceeding against Becton Finance. The Finance Indenture does not limit the aggregate principal amount of debt securities that Becton Finance can issue. The Finance Indenture provides that debt securities may be issued thereunder from time to time in one or more series.

The prospectus supplement relating to any series of debt securities of Becton Finance being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the debt securities of the series;
•	any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;
•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•	if other than as provided in the Finance Indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;
•	whether Becton Finance has a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require Becton Finance to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•	whether Becton Finance has an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that Becton Finance may have to redeem those debt securities rather than pay the additional amounts;
•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;
•	the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;
•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”;
•	the terms of the guarantees by the Guarantor, including any corresponding changes to the provisions of the Finance Indenture; and
•	any other terms of the debt securities of the series.

The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at Becton Finance’s option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the Finance Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.

Debt securities may be issued under the Finance Indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.

Consolidation, Merger and Sale of Assets

Under the Finance Indenture, Becton Finance and the Guarantor have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:

•	the surviving person is Becton Finance or the Guarantor; or
•	the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Bermuda, the Cayman Islands, Singapore, Hong Kong, Switzerland or the United Arab Emirates and expressly assumes by a supplemental indenture all of the obligations of Becton Finance under the debt securities and under the Finance Indenture; and
•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that Becton Finance has under the Finance Indenture and under the debt securities.

The Finance Indenture provides that the Guarantor will not consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:

•	the Guarantor is the surviving person; or
•	the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Singapore, Hong Kong or Switzerland and expressly assumes by a supplemental indenture all of the obligations of the Guarantor under the debt securities and under the Finance Indenture; and
•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that the Guarantor has under the Finance Indenture and under the debt securities.

Events of Default

The following are “events of default” under the Finance Indenture with respect to debt securities of any series:

•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any other of Becton Finance’s or the Guarantor’s obligations contained in the Finance Indenture, which default continues for 60 days after Becton Finance receives written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;
•	specified events of bankruptcy, insolvency or reorganization of Becton Finance or the Guarantor for the benefit of their respective creditors;
•	a guarantee of the Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or the Guarantor denies its liability under such guarantee (other than by reason of release of the Guarantor in accordance with the terms of the Finance Indenture); or
•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require Becton Finance to repay immediately:

•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

Becton Finance is required to furnish to the trustee annually an officer’s certificate as to its compliance with all conditions and covenants under the Finance Indenture. Becton Finance must notify the trustee within five days of any default or event of default.

The Finance Indenture provides that the trustee will, within 60 days after a responsible officer of the trustee receives written notice of the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “default” means any event which is, or after notice or passage of time would be, an event of default.

The Finance Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Subject to the further conditions contained in the Finance Indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:

•	in the payment of the principal of, or interest on, any debt security of that series; or
•	in respect of a covenant or provision of such Finance Indenture which cannot under the terms of the Finance Indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.

Guarantees

The Guarantor will fully and unconditionally guarantee all obligations of Becton Finance under the Finance Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor.

The Guarantor may, without the consent of holders, assume all of the rights and obligations of Becton Finance under the Finance Indenture and the applicable debt securities if, after giving effect to such assumption, no default or event of default shall have occurred and be continuing. The Guarantor is required to assume all rights and obligations of Becton Finance under the Finance Indenture with respect to a series of debt securities if, upon a payment default by Becton Finance with respect to such series, the Guarantor is prevented by judicial proceeding from fulfilling its obligations under the guarantee with respect to such series of debt securities. Upon any such assumption by the Guarantor, the Guarantor will execute a supplemental indenture evidencing the assumption and Becton Finance shall be released from its liabilities as obligor on the applicable debt securities.

Covenants

The Guarantor has agreed to certain restrictions on its activities for the benefit of holders of the debt securities. Unless stated otherwise in an applicable prospectus supplement, the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. The definitions to define the capitalized words used in describing the covenants have been provided.

Definitions

“ Attributable Debt ” means as to any particular lease which the Guarantor or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Guarantor’s board of directors) compounded semi-annually.

“ Consolidated Net Tangible Assets ” with respect to any Person means, as at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries preceding such date of determination after deducting therefrom (a) all current liabilities (excluding liabilities constituting Funded Debt by reason of being renewable or extendible), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (c) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (d) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on such most recent consolidated balance sheet of such Person and its Subsidiaries.

“ Funded Debt ” means (a) all indebtedness for money borrowed (including the debt securities of Becton Finance) which by its terms matures more than twelve months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than twelve months after the time of the computation of the amount thereof (excluding any amount thereof which is included in current liabilities), (b) all guarantees, direct or indirect, of any such indebtedness of others, other than any guarantee of collection arising in the ordinary course of business, and (c) all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet of the obligor as a liability item other than a current liability.

“ Person ” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“ Principal Property ” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, now owned or hereafter acquired by the Guarantor or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States of America or the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which at the time the determination is being made exceeds 2.0% of the Consolidated Net Tangible Assets of the Guarantor, other than any such building, structure or other facility or portion thereof which, in the opinion of the Guarantor’s board of directors expressed in a board resolution, is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.

“ Restricted Subsidiary ” means any Subsidiary of the Guarantor (a) substantially all of the property of which is located, and substantially all of the operations of which are conducted in the United States of America or the Commonwealth of Puerto Rico, and (b) which owns or leases a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company.

“ Subsidiary ” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such Person.

Restrictions on Secured Debt

If the Guarantor or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, the Guarantor will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if the Guarantor chooses, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt.

However, the Guarantor may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and the Guarantor will exclude from its calculation of secured debt for the purposes of this restriction, debt secured by:

•	mortgages existing on properties on the date of the Finance Indenture;
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages;

•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary;
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;
•	mortgages in favor of the Guarantor, Becton Finance or any Restricted Subsidiary;
•	mortgages in connection with the issuance of tax-exempt industrial development bonds;
•	mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances; and
•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

Restrictions on Sale and Leasebacks

The Guarantor has agreed that it will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:

•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•	the Guarantor or any Restricted Subsidiary could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;
•	within 120 days after the sale or transfer, the Guarantor designates an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of:
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•	the Guarantor or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, has expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event the Guarantor or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions among Guarantor or a Restricted Subsidiary or any combination thereof.

Becton Dickinson Euro Finance S.à r.l. Business Activities

Becton Finance will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

Modification and Waiver

Under the Finance Indenture, Becton Finance, the Guarantor and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:

•	evidence the succession of another corporation to Becton Finance or the Guarantor and the assumption of such party’s covenants by that successor;
•	provide for a successor trustee with respect to the debt securities of all or any series;
•	establish the forms and terms of the debt securities of any series;

•	provide for uncertificated or unregistered debt securities; or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the Finance Indenture.

Becton Finance, the Guarantor and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the Finance Indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the Finance Indenture or modifying the rights of holders of debt securities under the Finance Indenture. However, without the consent of each holder of any debt security affected, Becton Finance, the Guarantor and the trustee may not amend or modify the Finance Indenture to:

•	change the stated maturity date of any installment of principal of, or interest on, any debt security;
•	reduce the principal amount of, or the rate of interest on, any debt security;
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision;
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;
•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the Finance Indenture or to waive compliance with certain provisions of the Finance Indenture;
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default;
•	waive a default in the payment of principal of, or interest on, any debt security;
•	change any of the obligations of Becton Finance to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon Becton Finance;
•	release the Guarantor from its obligations in respect of the guarantee of any series of debt securities or modify the Guarantor’s obligations thereunder other than in accordance with the provisions of the Finance Indenture; or
•	change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the Finance Indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance

As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “defeasance” means discharge from some or all of Becton Finance’s and the Guarantor’s obligations under the Finance Indenture. Unless the terms of the debt securities of any series provide otherwise, Becton Finance or the Guarantor may elect either:

•	to defease and be discharged from any and all obligations with respect to:
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•	to release any obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations (or foreign governmental obligations in the applicable currency, in the case of debt securities denominated in a currency other than U.S. dollars) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.

As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, Becton Finance or the Guarantor must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

Becton Finance may exercise either defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Becton Finance exercises its defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If Becton Finance exercises its covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations (or foreign governmental obligations, in the case of debt securities denominated in a currency other than U.S. dollars) in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. Becton Finance will, however, remain liable for such payments at the time of the acceleration.

Governing Law

The Finance Indenture, the guarantees by the Guarantor and the debt securities are governed by and construed in accordance with the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.

The Trustee

Becton Finance and BD maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers BD uses in connection with its share repurchase program.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

The debt securities of each series will be issued in the form of one or more fully registered global debt securities that are registered in the name of The Depository Trust Company, or its nominee, as depositary, unless another depositary is designated for the debt securities of that series. Unless we state otherwise in the applicable prospectus supplement, debt securities in definitive form will not be issued. Unless and until a global security is exchanged in whole or in part for debt securities in definitive form, it may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of the depositary.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of institutions, the participants that are entitled to the registered global security that have accounts with the depositary designated by the underwriters or their agents engaging in any distribution of the debt securities. The depositary advises that pursuant to procedures established by it:

•	Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
•	Ownership of beneficial interests by participants in a global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depositary or by its nominee.
•	Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and these laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as specified below, owners of beneficial interests in a global security will not:

•	be entitled to have their debt securities represented by the global security registered in their names;
•	receive or be entitled to receive physical delivery of debt securities in certificated form; or
•	be considered the holders for any purposes under the indenture.

Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which that person holds its interest, in order to exercise any rights of a holder of debt securities under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of debt securities is entitled to give or take under the indenture.

We understand that, under existing industry practices, if we request any action of holders of debt securities or any owner of a beneficial interest in a global security desires to give any notice or take any action a holder of debt securities is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give that notice or take that action, and the participants would authorize the beneficial owners owning through them to give the notice or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.

The depositary or a nominee thereof, as holder of record of a global security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the depositary. The agent for the payment, transfer and exchange of the securities is the trustee, acting through its corporate trust office located in Chicago, Illinois.

We expect that the depositary, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. We, the trustee, our agents and the trustee’s agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If we determine that debt securities will no longer be maintained as global securities, or, if at any time an event of default has occurred and is continuing under the indenture, or if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive certificated form in exchange for the registered global securities.

In the event that the book-entry system is discontinued, the following provisions shall apply. The trustee or any successor registrar under the indenture shall keep a register for the debt securities in definitive certificated form at its corporate trust office. Subject to the further conditions contained in the indenture, debt securities in definitive certificated form may be transferred or exchanged for one or more debt securities in different authorized denominations upon surrender of the debt securities at a corporate trust office of the trustee or any successor registrar under the indenture by the registered holders or their duly authorized attorneys. Upon surrender of any debt security to be transferred or exchanged, the trustee or any successor registrar under the indenture shall record the transfer or exchange in the security register and we will issue, and the trustee shall authenticate and deliver, new debt securities in definitive certificated form appropriately registered and in appropriate authorized denominations. The trustee shall be entitled to treat the registered holders of the debt securities in definitive certificated form, as their names appear in the security register as of the appropriate date, as the owners of the debt securities for all purposes under the indenture.

PLAN OF DISTRIBUTION

The issuers may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.

The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by the issuer;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If an issuer uses underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Unless otherwise stated in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The issuers may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them by the applicable issuer. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

The applicable issuer may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from such issuer at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid by such issuer for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with one or both of the issuers to indemnification by such issuer against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for such issuer and its affiliates in the ordinary course of business.

Each new series of securities other than the common stock, which is listed on the NYSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities to be offered hereby will be passed upon for BD by Samrat S. Khichi, BD’s Executive Vice President and General Counsel, and particular matters with respect to Luxembourg law will be passed upon by Loyens & Loeff Luxembourg S.à r.l.

EXPERTS

The consolidated financial statements of Becton, Dickinson and Company appearing in Becton, Dickinson and Company's Annual Report (Form 10-K) for the year ended September 30, 2018, and the effectiveness of Becton, Dickinson and Company's internal control over financial reporting as of September 30, 2018, excluding the internal control over financial reporting of C.R. Bard, Inc., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of C.R. Bard, Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrants in connection with the sale of the securities being registered hereby. All of these costs and expenses are estimated, other than the registration fee.

Amount to be Paid
Registration fee	(1)
Printing	*
Legal fees and expenses (including Blue Sky fees)	*
Trustee fees	*
Rating Agency fees	*
Accounting fees and expenses	*
Miscellaneous	*
TOTAL	*
(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b), except for $4,307.31 previously paid.
*	Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amounts of such expenses payable in respect of any offering of securities.
Item 15.	Indemnification of Directors and Officers

Becton, Dickinson and Company

Section 3-5 of Title 14A of the New Jersey Business Corporation Act, as amended, which we refer to as the NJBCA, stipulates that, unless limited by its certificate of incorporation, by-laws, a resolution of its board of directors or of its shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in a proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled, a New Jersey corporation has the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding, including any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the corporation, no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought determines upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the New Jersey Superior Court or such other court shall deem proper. Unless otherwise provided in the corporation’s organizational documents, the determination that the corporate agent is eligible for indemnification pursuant to the NJBCA shall be made: (1) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (2) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or (3) by the shareholders if the certificate of incorporation or by-laws or a resolution of the board of directors or of the shareholders so directs.

The indemnification and advancement of expenses provided by or granted pursuant to the NJBCA does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions: (1) were in breach of his duty of loyalty to the corporation or its shareholders; (2) were not in good faith or involved a knowing violation of law; or (3) resulted in receipt by the corporate agent of an improper personal benefit.

The BD restated certificate of incorporation provides that, to the full extent that applicable law permits the limitation or elimination of the liability of directors, no director will be personally liable to BD or its shareholders for damages for breach of any duty owed to BD or its shareholders.

The BD by-laws provide that, to the full extent that applicable law permits the limitation or elimination of the liability of any corporate agent, BD will indemnify any corporate agent involved in any proceeding by reason of the fact that he is, or was, a corporate agent of BD. The reasonable expenses incurred by a director or officer in defending or investigating a proceeding will be paid by BD in advance of the final disposition of such proceeding upon receipt of an undertaking (reasonably satisfactory to BD) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by BD.

Any indemnification under BD’s by-laws will be made by BD only as authorized in the specific case upon a determination that indemnification of the corporate agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the NJBCA. With respect to directors or officers of BD, such determination shall be made (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum; (ii) if there are no such directors, or if such directors so direct, in a written opinion by independent legal counsel designated by the board of directors; or (iii) by the shareholders. With respect to all other corporate agents and unless otherwise directed by the board of directors, such determination may be made by BD’s general counsel.

BD maintains a standard policy of officers’ and directors’ liability insurance.

The foregoing is only a general summary of certain aspects of New Jersey law and BD’s restated certificate of incorporation and by-laws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those Sections of the NJBCA referenced above and the restated certificate of incorporation and by-laws of BD.

Becton Dickinson Euro Finance S.à r.l.

The Articles of Association of Becton Finance provide that managers may not be held personally liable by reason of their mandate for any commitment they have validly made in the name of Becton Finance, provided those commitments comply with the Articles of Association and Luxembourg law. Under Luxembourg law, a company may not indemnify its managers against any matter arising from a manager’s fraud, dishonesty, gross negligence or willful misconduct or any criminal actions.

Managers are agents of the company and owe a duty of care and loyalty to the company (as opposed to any individual shareholder), in whose interest they execute their mandate. The managers’ duty is to manage Becton Finance to achieve the purpose of Becton Finance, as defined in its Articles of Association. The managers of Becton Finance are subject to various duties including the duty to act in good faith and the duty of information and investigation.

Luxembourg law provides that managers are liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the affairs of Becton Finance. They are, in principle, not held personally liable for the indebtedness or other obligations of Becton Finance. They will be jointly and severally liable both towards Becton Finance and any third parties for damages resulting from the violation of the Luxembourg law of 10 August, 1915 on commercial companies, as amended, or the Articles of Association of Becton Finance. They will be discharged from any such liability in a case of a violation to which they were not a party, provided that no misconduct is attributable to them and they reported such violation at the first general meeting after they acquired such knowledge. In addition, managers may, under specific circumstances, also be subject to criminal liability, such as in the case of an abuse of assets. In the event of bankruptcy, managers may be subject to specific criminal and civil liabilities, including the extension of the bankruptcy to the managers.

Luxembourg law considers the provisions relating to the managers’ liability towards Becton Finance to be of public policy (ordre public) . As a result, the company cannot exonerate a manager in advance of his or her liability being triggered towards Becton Finance. Similarly, Becton Finance cannot hold a manager harmless for such liability. However, Becton Finance can hold managers harmless for their liability towards third parties (i.e., other than Becton Finance). Becton Finance can also contract for D&O insurance for its managers to cover both their liability towards Becton Finance and third parties. Such insurance would, in principle, be valid, as it would only shift the monetary consequences of the managers’ liability, without affecting the right of Becton Finance or third parties to bring an action for breach of duty. D&O insurance can never cover willful misconduct, fraudulent acts or acts caused by gross negligence, as that would be contrary to public policy (ordre public) and they are not effective in relation to fines and penalties related to criminal offences.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description	Method of Filing
1.1	Form of Underwriting Agreement.*
3.1	Restated Certificate of Incorporation of Becton, Dickinson and Company, dated as of January 30, 2019.	Incorporated by reference to Exhibit 3 to BD’s Quarterly Report on Form 10-Q for the period ended December 31, 2018.
3.2	By-Laws of Becton, Dickinson and Company, as amended and restated as of April 24, 2018.	Incorporated by reference to Exhibit 3.1 to BD’s Current Report on Form 8-K dated April 25, 2018.
3.3	Articles of Association of Becton Dickinson Euro Finance S.à r.l., dated as of April 23, 2019.	Filed herewith.
4.1	Indenture, dated as of March 1, 1997, between Becton, Dickinson and Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank).	Incorporated by reference to Exhibit 4(a) to BD’s Current Report on Form 8-K filed on July 31, 1997
4.2	Form of Note of Becton, Dickinson and Company.	Included as part of Exhibit 4.1.
4.3	Form of Warrant Agreement of Becton, Dickinson and Company (including form of Warrant Certificate).*
4.4	Form of Purchase Contract Agreement of Becton, Dickinson and Company.*
4.5	Form of Unit Agreement of Becton, Dickinson and Company.*
4.6	Form of Depositary Agreement of Becton, Dickinson and Company.*
4.7
Indenture, dated as of May 17, 2019, among Becton Dickinson Euro Finance S.à r.l., as issuer, Becton, Dickinson and Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.
Filed herewith.
5.1	Opinion of Samrat S. Khichi, Executive Vice President and General Counsel of Becton, Dickinson and Company.	Filed herewith.
5.2	Opinion of Loyens & Loeff Luxembourg S.à r.l.	Filed herewith.
23.1	Consent of Ernst & Young LLP.	Filed herewith.
23.2	Consent of Samrat S. Khichi, Executive Vice President and General Counsel of Becton, Dickinson and Company.	Included as part of Exhibit 5.1.
23.3	Consent of Loyens & Loeff Luxembourg S.à r.l.	Included as part of Exhibit 5.2.
24.1	Power of Attorney of BD.	Previously filed as an exhibit to the Registration Statement.

Exhibit Number	Description	Method of Filing
24.2	Power of Attorney of BD.	Filed herewith.
24.3	Power of Attorney of Becton Dickinson Euro Finance S.à r.l.	Filed herewith.
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of March 1, 1997.	Incorporated by reference to Exhibit 25.1 to BD’s Registration Statement on Form S-3 filed on April 26, 2018.
25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of May 17, 2019.	Filed herewith.
*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with an offering of securities.

Item 17.	Undertakings
(a)	The undersigned registrants hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the respective registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the respective undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the respective undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the respective undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the respective undersigned registrant or used or referred to by the respective undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the respective undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the respective undersigned registrant to the purchaser.
(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the respective registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the respective registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the respective registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Becton, Dickinson and Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Lakes, State of New Jersey, on May 17, 2019.

BECTON, DICKINSON AND COMPANY

By:	/s/ Vincent A. Forlenza
	Name:	Vincent A. Forlenza
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of May 17, 2019 by the following persons in the capacities indicated.

Signature	Title
/s/ Vincent A. Forlenza	Chairman and Chief Executive Officer (Principal Executive Officer)
Vincent A. Forlenza

*	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)
Christopher R. Reidy

/s/ Charles R. Bodner	Senior Vice President, Corporate Finance and Chief Accounting Officer (Principal Accounting Officer)
Charles R. Bodner

*	Director
Catherine M. Burzik

*	Director
Robert Andrew Eckert

*	Director
Claire M. Fraser

/s/ Jeffery W. Henderson	Director
Jeffrey W. Henderson

*	Director
Christopher Jones

*	Director
Marshall O. Larsen

*	Director
David F. Melcher

*	Director
Claire Pomeroy

Signature	Title
*	Director
Rebecca W. Rimel

*	Director
Timothy M. Ring

*	Director
Bertram L. Scott

*By:	/s/ Gary DeFazio
Gary DeFazio
Attorney-in-fact

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent A. Forlenza, Christopher R. Reidy, Samrat S. Khichi and Gary DeFazio, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them individual, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed as of May 17, 2019 by the following persons in the capacities indicated.

Signature	Title
/s/ Charles R. Bodner	Senior Vice President, Corporate Finance and Chief Accounting Officer (Principal Accounting Officer)
Charles R. Bodner

/s/ Jeffery W. Henderson	Director
Jeffrey W. Henderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Becton Dickinson Euro Finance S.à r.l. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Lakes, State of New Jersey, on May 17, 2019.

BECTON DICKINSON EURO FINANCE S.À R.L.

By:	/s/ Horacio Somoya
	Name:	Horacio Somoya
	Title:	Class A Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent A. Forlenza, Christopher R. Reidy, Samrat S. Khichi, Gary DeFazio and Horacio Somoya, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them individual, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed as of May 17, 2019 by the following persons in the capacities indicated.

Signature	Title

/s/ Horacio Somoya	Class A Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Horacio Somoya

/s/ Stefaan De Boeck	Class A Manager
Stefaan De Boeck

/s/ Peter De Rycker	Class A Manager
Peter De Rycker

/s/ Ajit Singh Rai	Class B Manager
Ajit Singh Rai

/s/ Christian Van Houtven	Class B Manager
Christian Van Houtven

/s/ Gary DeFazio	Authorized Representative in the United States
Gary DeFazio